UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2026

Autonomix Medical, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-41940	47-1607810
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

21 Waterway Avenue, Suite 300
The Woodlands, TX 77380
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (713) 588-6150

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, par value $0.001 per share	AMIX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 24, 2026, Autonomix Medical, Inc. (the “Company”) entered into a warrant inducement offer letter (the “Inducement Letter”) with the holder (the “Holder”) of certain existing Series D-1 warrants and Series D-2 warrants issued on July 15, 2026, to purchase up to 857,462 shares of Company common stock (the “Existing Warrants”).

Pursuant to the Inducement Letter, the Holder agreed to exercise the Existing Warrants to purchase an aggregate of 857,462 shares of Company common stock at the original exercise price of $5.75 per Warrant Share (defined below). In consideration of the foregoing, the Company agreed to issue the Holder (i) a new Series E-1 unregistered common stock purchase warrant to purchase up to 535,913 shares of Company common stock (the “New Series E-1 Warrant”) and (ii) a new Series E-2 unregistered common stock purchase warrant to purchase up to 535,913 shares of Company common stock (the “New Series E-2 Warrant” and, together with the New Series E-1 Warrant, the “New Warrants,” and the shares of Company common stock underlying the New Warrants, the “New Warrant Shares”), in each case pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), with an exercise term of 5 years from the initial exercise date.

The resale of the shares of Company common stock issuable upon exercise of the Existing Warrants (the “Warrant Shares”) has been registered for resale pursuant to an effective registration statement on Form S-3 (File No. 333-297760). The Company anticipates receiving aggregate gross proceeds of approximately $4.9 million from the exercise of the Existing Warrants, before deducting financial advisory fees and estimated offering expenses.

The New Warrants are immediately exercisable and have an exercise price of $6.25 per share. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate proportional adjustment in the event of share dividends, share splits, reorganizations or similar events affecting the Company’s common stock and the exercise price. The New Warrants may only be exercised on a cashless basis if, commencing six months after issuance, there is no effective registration statement registering, or the prospectus contained therein is not available for, the resale of the shares of common stock underlying the New Warrants by the Holder. The Holder of a New Warrant may not exercise any such warrant to the extent that such exercise would result in the number of shares of common stock beneficially owned by such Holder and its affiliates exceeding 4.99% or 9.99% (at the election of the Holder) of the total number of shares of common stock outstanding immediately after giving effect to the exercise, which percentage may be increased or decreased at the Holder’s election not to exceed 9.99% (the “Beneficial Ownership Limitation”). In the event of certain fundamental transactions, the Holder of the New Warrants will have the right to receive the same type or form of consideration (and in the same proportion) as is being offered and paid to the holders of common stock (the “Alternate Consideration”). In addition, in the event of a fundamental transaction, the Holder of a New Series E-2 Warrant will have the right, at the Holder’s option, to require the Company or any successor entity to purchase the New Series E-2 Warrant by paying to the Holder an amount equal to the Black Scholes value of the remaining unexercised portion of such New Series E-2 Warrant, calculated pursuant to a formula set forth therein, payable in cash if the fundamental transaction is within the Company’s control or, if the fundamental transaction is not within the Company’s control, in the same type or form of consideration (and in the same proportion) being offered and paid to the holders of common stock. The Holder of a New Series E-1 Warrant will not have such a Black Scholes redemption right.

The Company also agreed to file a registration statement providing for the resale of the New Warrant Shares issuable upon the exercise of the New Warrants (the “Resale Registration Statement”), as soon as reasonably practicable and in any event within fifteen (15) calendar days of the date of the Inducement Letter, and to use commercially reasonable efforts to have such Resale Registration Statement declared effective within forty-five (45) calendar days following the date of the Inducement Letter (or within seventy-five (75) calendar days in the case of a limited or full review by the SEC), and to keep the Resale Registration Statement effective at all times until no holder of the New Warrants owns any New Warrants or New Warrant Shares.

Maxim Group LLC (“Maxim”) acted as financial advisor in connection with the transaction, and the Company agreed to pay Maxim a cash fee equal to 7.0% of the total proceeds received by the Company from the exercise of the Existing Warrants and to reimburse Maxim for its reasonable expenses in an amount not to exceed $15,000.

The representations, warranties and covenants contained in the Inducement Letter were made solely for the benefit of the parties to the Inducement Letter. In addition, such representations, warranties and covenants: (i) are intended as a way of allocating the risk between the parties to such agreements and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Accordingly, the Inducement Letter is filed with this report only to provide investors with information regarding the terms of the transaction, and not to provide investors with any other factual information regarding the Company. Information concerning the subject matter of the representations and warranties may change after the date of the Inducement Letter, which subsequent information may or may not be fully reflected in public disclosures.

The forms of the New Series E-1 Warrant, New Series E-2 Warrant, and Inducement Letter are filed as Exhibits 4.1, 4.2 and 10.1, respectively, to this Current Report on Form 8-K. The foregoing summaries of the terms of these documents are subject to, and qualified in their entirety by, such documents, which are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The Company issued the New Warrants pursuant to the exemption from the registration requirements of the Securities Act available under Section 4(a)(2). Neither the issuance of the New Warrants nor the New Warrant Shares will be registered under the Securities Act, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws. The description of the New Warrants under Item 1.01 of this Form 8-K is incorporated by reference herein.

Item 8.01 Other Events.

On August 24, 2026, the Company issued a press release announcing the transactions described in Item 1.01 above. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

No.	Description
4.1	Form of Series E-1 Warrant
4.2	Form of Series E-2 Warrant
10.1	Form of Inducement Letter
99.1	Press Release dated August 24, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTONOMIX MEDICAL, INC.

By:	/s/ Trent Smith
Trent Smith
Chief Financial Officer

Dated: August 26, 2026